UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549 FORM 8-K CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 26, 2016

Associated Banc-Corp
(Exact name of registrant as specified in its chapter)

Wisconsin	001-31343	39-1098068

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 Main Street, Green Bay, Wisconsin	54301
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	920-491-7500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The results of the matters submitted to a shareholder vote at the Annual Meeting of Associated Banc-Corp (the “Company) held on April 26, 2016, were as follows:

(1) Election of the below-named nominees to the Board of Directors (the “Board) of the Company:

Nominee	Number of Votes FOR	Number of Votes Withheld	Broker Non- Votes
John F. Bergstrom	112,282,201	3,552,243	17,162,523
Ruth M. Crowley	112,359,718	3,474,726	17,162,523
Philip B. Flynn	113,427,267	2,407,177	17,162,523
R. Jay Gerken	113,363,637	2,470,807	17,162,523
William R. Hutchinson	113,249,952	2,584,492	17,162,523
Robert A. Jeffe	112,556,912	3,277,532	17,162,523
Eileen A. Kamerick	112,800,006	3,034,438	17,162,523
Richard T. Lommen	112,419,834	3,414,610	17,162,523
Cory L. Nettles	112,649,797	3,184,647	17,162,523
Karen T. van Lith	113,284,575	2,549,869	17,162,523
John (Jay) B. Williams	112,433,120	3,401,324	17,162,523

Each of the nominees was elected.

(2) Advisory approval of Associated Banc-Corp’s named executive officer compensation:
Number of Votes FOR	Number of Votes Against	Withheld/Abstentions	Broker Non-Votes
95,984,462	16,976,222	2,873,760	17,162,523

This matter was approved by shareholders.

(3) Ratification of KPMG LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2016:
Number of Votes FOR	Number of Votes Against	Withheld/Abstentions	Broker Non-Votes
130,091,878	646,935	2,258,154	0

This matter was approved by shareholders.

Item 8.01. Other Events.

On April 26, 2016, the Board of Directors of the Company declared a dividend on the Company’s outstanding common shares, outstanding 8.00% Perpetual Preferred Stock, Series B Depositary Shares, and outstanding 6.125% Preferred Stock, Series C Depositary Shares. The news release containing this information is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 News Release dated April 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp
(Registrant)

Date: April 26, 2016	By: /s/ Randall J. Erickson
Randall J. Erickson
Executive Vice President, General Counsel
and Corporate Secretary

Exhibit Index
Exhibit
Number

99.1	Press Release dated April 26, 2016